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                                                                  EXHIBIT 23(a)


                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated June 21, 1996 (March 14, 1997 as to Note 1(a)) on our audits of the financial statements and schedule of Polo Ralph Lauren Corporation appearing in Registration Statement No. 333-24733 on Form S-1 of Polo Ralph Lauren Corporation.


/s/ Mahoney Cohen Rashba & Pokart, CPA, PC
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Mahoney Cohen Rashba & Pokart, CPA, PC
New York, New York
June 11, 1997